Exhibit 99.1
Karat Packaging Reports 2022 First Quarter Financial Results

– Record Quarterly Revenue of $105.4 Million;
Net Income More than Doubled –

CHINO, Calif, May 12, 2022 – Karat Packaging Inc. (Nasdaq: KRT) (“Karat”), a specialty distributor and manufacturer of environmentally friendly, disposable foodservice products and related items, today announced financial results for its 2022 first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•Record quarterly net sales of $105.4 million, up 39.3 percent from the prior-year quarter.
•Gross profit of $34.3 million, up 58.6 percent from the prior-year quarter.
•Gross margin of 32.5 percent, an improvement of 390 basis points over the prior-year quarter, including a benefit from freight and duty capitalization.
•Net income of $7.9 million, more than doubled from the prior-year quarter.
•Net income margin of 7.5 percent, an improvement of 350 basis points over the prior-year quarter.
•Record first quarter adjusted EBITDA of $13.0 million, up 90.3 percent from the prior-year quarter.
•Adjusted EBITDA margin of 12.3 percent, up 330 basis points from the prior-year quarter.

2022 Guidance

•Net sales for the 2022 second quarter: $116 million to $118 million, up from $94.5 million for the 2021 second quarter.
•Net sales for the 2022 full year: $445 million to $449 million, versus $364.2 million in 2021.
•Gross margin goal for the 2022 full year: 31 percent to 32 percent on average, including expected impact from freight and duty capitalization for the remainder of 2022.

“Results for our first quarter reflected excellent operational execution and sustained strong demand from existing and new customers, particularly in our environmentally friendly product lines and Karat’s Tea Zone branded products, which carry higher margins,” said Alan Yu, chief executive officer. “The positive sales performance was broad-based across all categories, including national and regional chains, distributors, online and retail channels, along with our newly expanded logistics services.”

“Subsequent to the close of the first quarter, we entered into a joint venture agreement to build a 180,000-square-foot, state-of-the art automated factory in Taiwan to manufacture 100% compostable foodservice products from bagasse, a derivative of sugarcane pulp. Manufacturing is anticipated to start in the second half of 2022. The plant further demonstrates Karat’s industry leadership position manufacturing environmentally sensitive products and the Company’s responsiveness to the changing regulatory landscape, banning single-use plastics and Styrofoam.

“Also, in May 2022, we added a total of 140,000 square-feet of warehouse space in California, Hawaii and South Carolina to meet continuing increases in consumer demand. Moreover, the success we have achieved in diversifying our global supply network is allowing us to increase the number of Karat product offerings, minimize dependence on imported goods from China and support our superior margin profile,” Mr. Yu added.

First Quarter 2022 Financial Results

Net sales for the 2022 first quarter increased 39.3 percent to $105.4 million, from $75.7 million for the same quarter last year, reflecting new products, greater product penetration with existing and newer customers, along with the favorable impact from strong pricing.

Gross profit for the 2022 first quarter increased 58.6 percent to $34.3 million, from $21.6 million for the same quarter last year.

Gross margin expanded 390 basis points to 32.5 percent in the 2022 first quarter, from 28.6 percent for the same quarter last year. The margin expansion primarily reflected improved operating efficiencies and fixed-cost leverage, favorable foreign currency impact, sales shift to higher margin products and price increases implemented throughout the second half of 2021 and the first quarter of 2022 to offset increased product, ocean freight and labor costs.

Operating expenses in the 2022 first quarter rose to $24.8 million, or 23.5% of net sales, compared with $17.9 million, or 23.6% of net sales, reflecting higher shipping and transportation costs, workforce expansion, production expenses and stock-based compensation.

The effective tax rate for the 2022 first quarter was 25.2 percent, compared with 28.0 percent for the prior-year quarter. The higher tax rate in the prior year quarter was attributable, in part, to inclusion of certain non-deductible costs related to Karat’s initial public offering, which was completed in April 2021.

Net income for the 2022 first quarter advanced to $7.9 million, from $3.1 million for the same quarter last year. Net income margin was 7.5 percent for the 2022 first quarter, compared with 4.0 percent a year ago.

Net income attributable to Karat for the 2022 first quarter was $6.7 million, or $0.34 per diluted share, compared with $1.8 million, or $0.12 per diluted share, in the prior-year quarter.

Adjusted EBITDA, a non-GAAP measure defined below, totaled $13.0 million for the 2022 first quarter, compared with $6.8 million for the same quarter last year. Adjusted EBITDA margin, a non-GAAP measure defined below, expanded to 12.3 percent of net sales, compared with 9.0 percent for the 2021 first quarter.

Adjusted diluted earnings per common share, a non-GAAP measure defined below, rose to $0.36 per share, from $0.15 per share in the prior-year quarter.

Investor Conference Call

The Company will host an investor conference call today, May 12, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Phone: 877-418-4045 (domestic); 412-317-6745 (international)
Replay: Accessible through May 19, 2022; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 8174077
Webcast: Accessible at http://investor.karatpackaging.com/; archive available for approximately one year

About Karat Packaging Inc.

Karat Packaging Inc. is a specialty distributor and manufacturer of a wide range of environmentally friendly, disposable foodservice products and related items, primarily used by national and regional restaurants and in foodservice settings throughout the United States. Its products include food and take-out containers, bags, tableware, cups, lids, cutlery, straws, specialty beverage ingredients, equipment, gloves and other products. The company’s eco-friendly Karat Earth® line offers quality, sustainably focused products that are made from renewable resources. Karat Packaging also offers customized solutions, including new product development and design, printing, and logistics services. To learn more about Karat Packaging, please visit the company’s website at www.karatpackaging.com.

Caution Concerning Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements, including, but not limited to, achieving continued increases in customer demand, along with achieving second quarter and full year financial guidance, are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Investor Relations and Media Contacts:
PondelWilkinson Inc.
Judy Lin Sfetcu/Roger Pondel
310-279-5980
karat@pondel.com
# # #
(tables below)

KARAT PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$105,413	$75,673
Cost of goods sold	71,124	54,047
Gross profit	34,289	21,626
Operating expenses:
Selling expense	9,337	6,400
General and administrative expense (including $0.6 million associated with variable interest entity for both the three months ended March 31, 2022 and 2021)	15,461	11,455
Total operating expenses	24,798	17,855
Operating income	9,491	3,771
Other income (expense)
Rental income (including $0.2 million associated with variable interest entity for both the three months ended March 31, 2022 and 2021)	238	246
Other (expense) income	(82)	106
Gain (loss) on foreign currency transactions	133	(165)
Interest income, net (including $0.9 million and $0.8 million associated with variable interest entity for the three months ended March 31, 2022 and 2021, respectively)	840	278
Total other income	1,129	465
Income before provision for income taxes	10,620	4,236
Provision for income taxes	2,677	1,186
Net income	$7,943	$3,050
Net income attributable to noncontrolling interest	$1,276	$1,270
Net income attributable to Karat Packaging Inc.	$6,667	$1,780
Basic and diluted earnings per share:
Basic	$0.34	$0.12
Diluted	$0.34	$0.12
Weighted average common shares outstanding, basic	19,807,584	15,167,000
Weighted average common shares outstanding, diluted	19,901,384	15,403,000

PACKAGING INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents (including $5.2 million and $1.2 million associated with variable interest entity at March 31, 2022 and December 31, 2021, respectively)	$6,820	$6,483
Accounts receivable, net of allowance for doubtful accounts of $0.8 million and $0.3 million at March 31, 2022 and December 31, 2021, respectively	43,337	32,776
Inventories	77,337	58,472
Prepaid expenses and other current assets (including $0.2 million and $0.1 million associated with variable interest entity at March 31, 2022 and December 31, 2021, respectively)	6,036	5,141
Total current assets	133,530	102,872
Property and equipment, net (including $46.3 million and $46.6 million associated with variable interest entity at March 31, 2022 and December 31, 2021, respectively)	92,138	93,475
Deposits	10,440	6,885
Goodwill	3,510	3,510
Intangible assets, net	373	380
Other assets (including $0.1 million associated with variable interest entity at both March 31, 2022 and December 31, 2021)	389	477
Total assets	$240,380	$207,599

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable (including $0.2 million and $0.1 million associated with variable interest entity at March 31, 2022 and December 31, 2021, respectively)	$24,073	$18,470
Accrued expenses (including $0.2 million and $0.1 million associated with variable interest entity at March 31, 2022 and December 31, 2021, respectively)	8,343	7,813
Related party payable	1,260	2,003
Income taxes payable	1,977	85
Customer deposits (including $0.1 million associated with variable interest entity as of both March 31, 2022 and December 31, 2021)	1,448	1,215
Debt, current portion (including $1.2 million associated with variable interest entity as of both March 31, 2022 and December 31, 2021)	1,190	1,178
Other payable	1,534	—
Total current liabilities	39,825	30,764

	March 31, 2022	December 31, 2021
Deferred tax liability	5,634	5,634
Line of credit	10,200	—
Long-term debt, net of current portion and debt discount of $0.2 million as of both March 31, 2022 and December 31, 2021 (including $42.0 million and $35.3 million associated with variable interest entity at March 31, 2022 and December 31, 2021, respectively, and debt discount of $0.2 million associated with variable interest entity as of both March 31, 2022 and December 31, 2021)	41,954	35,339
Other liabilities (including $1.3 million and $2.6 million associated with variable interest entity at March 31, 2022 and December 31, 2021, respectively)	2,524	3,837
Total liabilities	100,137	75,574

Karat Packaging Inc. stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 19,832,417 and 19,809,417 shares issued and outstanding, respectively, at March 31, 2022; 19,827,417 and 19,804,417 shares issued and outstanding, respectively, at December 31, 2021	20	20
Additional paid in capital	84,356	83,694
Treasury stock, $0.001 par value, 23,000 shares at both March 31, 2022 and December 31, 2021	(248)	(248)
Retained earnings	46,101	39,434
Total Karat Packaging Inc. stockholders’ equity	130,229	122,900
Noncontrolling interest	10,014	9,125
Total stockholders’ equity	140,243	132,025
Total liabilities and stockholders’ equity	$240,380	$207,599

KARAT PACKAGING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$7,943	$3,050
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,584	2,464
Provision for bad debt	500	—
Reserve for inventory obsolescence	476	—
Change in fair value of interest rate swap	(1,313)	(1,323)
Amortization of loan fees	9	3
Stock-based compensation	611	—
(Increase) decrease in operating assets
Accounts receivable	(11,061)	(1,741)
Inventories	(19,341)	3,049
Prepaid expenses and other current assets	(895)	3,108
Deposits	—	(41)
Other assets	88	2
Increase (decrease) in operating liabilities
Accounts payable	5,526	(2,883)
Accrued expenses	530	551
Related party payable	(743)	(1,618)
Income taxes payable	1,892	(41)
Customer deposits	233	84
Other payable	1,534	(160)
Net cash (used in) provided by operating activities	$(11,427)	$4,504
Cash flows from investing activities
Purchases of property and equipment	(824)	(273)
Deposits paid for property and equipment	(3,971)	(921)
Acquisition of Pacific Cup, Inc., net of cash acquired	—	(900)
Net cash used in investing activities	$(4,795)	$(2,094)
Cash flows from financing activities
Proceeds from line of credit	10,200	70
Proceeds from long-term debt	6,885	—
Payments on long-term debt	(267)	(1,888)
Proceeds from exercise of stock options	51	—
Payments on capital lease obligations	—	(79)
Payments of noncontrolling interest tax withholding	(310)	—
Net cash provided by (used in) financing activities	$16,559	$(1,897)
Net increase in cash and cash equivalents	337	513
Cash and cash equivalents
Beginning of year	$6,483	448
End of year	$6,820	$961
Supplemental disclosures of non-cash investing and financing activities:
Transfers from deposit to property and equipment	$416	$473
Acquisition of Pacific Cup, Inc. included within deposits	$—	$100
Supplemental disclosures of cash flow information:
Cash paid for income tax	$200	$—
Cash paid for interest	$440	$1,088

KARAT PACKAGING INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022		2021
Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin:	Amounts	% of revenue	Amounts	% of revenue
Net income:	$7,943	7.5%	$3,050	4.0%
Add (deduct):
Interest income, net	(840)	(0.8)	(278)	(0.4)
Income tax expense	2,677	2.5	1,186	1.6
Depreciation and amortization	2,584	2.5	2,464	3.3
IPO related expenses	—	—	396	0.5
Stock-based compensation expense	611	0.6	—	—
Adjusted EBITDA	$12,975	12.3%	$6,818	9.0%

Reconciliation of Adjusted Diluted Earnings Per Common Share	Three Months Ended March 31,
	2022	2021
Diluted earnings per common share:	$0.34	$0.12
Add (deduct):
IPO related expenses	—	0.03
Stock-based compensation expense	0.03	—
Income tax impact of adjustments	(0.01)	—
Adjusted diluted earnings per common shares	$0.36	$0.15

Reconciliation of Adjusted EBITDA by Entity:	Three Months Ended March 31, 2022
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$6,781	$1,475	$(313)	$7,943
Add:
Interest expense (income), net	25	(865)	—	(840)
Income tax expense	2,677	—	—	2,677
Depreciation and amortization	2,280	304	—	2,584
Stock-based compensation expense	611	—	—	611
Adjusted EBITDA	$12,374	$914	$(313)	$12,975

Reconciliation of Adjusted EBITDA by Entity:	Three months ended March 31, 2021
	Karat Packaging	Global Wells	Eliminations	Consolidated
Net income (loss):	$1,780	$1,470	$(200)	$3,050
Add (deduct):
Interest expense (income), net	553	(831)	—	(278)
Income tax expense	1,186	—	—	1,186
Depreciation and amortization	2,161	303	—	2,464
IPO related expenses	396	—	—	396
Adjusted EBITDA	$6,076	$942	$(200)	$6,818

Use of Non-GAAP Financial Measures

Karat utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:
•Beginning in the fourth quarter of fiscal 2021, Adjusted EBITDA is calculated as net income before interest and income taxes, depreciation and amortization, IPO related expenses and stock-based compensation expense. The prior period Adjusted EBITDA has been revised to conform to this definition.
•Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net sales.
•Adjusted diluted earnings per common share is calculated as diluted earnings per common share, plus the per share impact of IPO related expense and stock-based compensation, and adjusted for the related tax effects of these adjustments.

We believe the above-mentioned non-GAAP measures, which are used by management to assess the core performance of Karat, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of Karat and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

KARAT PACKAGING INC. AND SUBSIDIARIES
NET SALES BY CATEGORY (UNAUDITED)
(In Thousands)

	Three Months Ended March 31,
	2022	2021
National and regional chains	$24,906	$18,289
Distributors	59,124	40,010
Online	13,549	11,443
Retail	7,834	5,931
Net Sales	$105,413	$75,673